  EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form S-1/A-1 of Classover Holdings, Inc. of our report dated May 13, 2024 relating to the consolidated financial statements of Class Over Inc. for the year ended December 31, 2023 included in this amendment

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

June 6, 2025